UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 400 West Conshohocken, Pennsylvania (Address of principal executive offices)		19428 (Zip Code)

(484) 380-9263

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 20, 2017, Madrigal Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a group of institutional accredited investors, which are existing, non-controlling stockholders of the Company and are named on the Schedule of Investors to the Purchase Agreement (the “Investors”), pursuant to which the Company will sell securities to the Investors in a private placement transaction (the “Offering”). Under the terms of the Offering, the Company will sell approximately 328,300 shares of its common stock, $0.0001 par value per share (the “Common Stock”), at a price of $15.23 per share, and 1.97 million shares of its Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $15.23 per share.  The Series A Preferred Stock is convertible into shares of the Common Stock (the “Conversion Shares”) at a one-to-one ratio, subject to adjustment as provided in the Purchase Agreement.  The Company expects the Offering to result in gross proceeds to the Company of approximately $35,000,000, before deducting estimated offering expenses payable by the Company.  The Offering is expected to close on or about June 23, 2017, subject to customary closing conditions.

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, that the Company filed with the Secretary of State of the State of Delaware on June 21, 2017. Additional information regarding the Series A Preferred Stock is included under Item 5.03 of this Current Report on Form 8-K and is incorporated into this item by reference.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission within 30 days after the closing of the Offering to register the resale of the shares of the Common Stock issued and sold in the Offering. The Company also agreed to use its best efforts to have the Registration Statement declared effective within 90 days after the closing of the Offering.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the Offering was available to a limited group of institutional accredited investors.

Registration Rights Agreement

In connection with the Offering, the Company will be obligated to enter into that certain Affiliate Registration Rights Agreement in the form attached to the Purchase Agreement as Exhibit B (the “Registration Rights Agreement”), in the event that certain of the Investors determine they may be deemed to be “affiliates” of the Company within the meaning of Rule 144 of the Securities Act. Pursuant to the Registration Rights Agreement, following the demand by any investor signatory thereto, the Company will be required to file a registration statement on Form S-3 covering the resale of the shares of the Common Stock and the Conversion Shares purchased in the Offering by such investor within 60 days of such demand.

A copy of the Purchase Agreement, including the form of the Registration Rights Agreement attached as an exhibit thereto, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the securities in the Offering will be made pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. The Offering was conducted without general solicitation or advertising. Each Investor represented to the Company that it is an accredited investor with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act. The Company intends to file a Form D for the Offering folloing the closing in accordance with the requirements of Regulation D.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2017, in connection with the Offering, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Each share of the Series A Preferred Stock is convertible into shares of the Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares of the Series A Preferred Stock into shares of the Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Common Stock or any other class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, which may be increased or decreased to any other percentage at the holder’s election on 61 days’ notice delivered to the Company.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of capital stock of the Company ranking prior to the Series A Preferred Stock upon liquidation, the holders of the Series A Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis) in the net assets of the Company.  Shares of the Series A Preferred Stock will generally have no voting rights, except as required by law. Shares of the Series A Preferred Stock will be entitled to receive dividends before shares of any other class or series of capital stock of the Company (other than dividends in the form of the Common Stock) equal to the dividend payable on each share of the Common Stock, on an as-converted basis.

A copy of the Certificate of Designation relating to the Series A Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Certificate of Designation is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 8.01 Other Events.

On June 21, 2017, the Company issued a press release announcing the Offering. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated June 20, 2017, by and among the Company and the Investors, including the Registration Rights Agreement attached as Exhibit B thereto.
99.1	Press Release dated June 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Marc R. Schneebaum
Name: Marc R. Schneebaum
Title: Chief Financial Officer
Date: June 21, 2017